UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 31, 2022
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
On January 31, 2022, BlackBerry Limited (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) announcing its entry into a patent sale agreement (the “Patent Sale Agreement”) pursuant to which it has agreed to sell substantially all of its non-core patent assets. The Prior 8-K indicated that a copy of the Patent Sale Agreement would be filed via amendment to the Prior 8-K.

This Current Report on Form 8-K/A amends the Prior 8-K by providing a copy of the Patent Sale Agreement, which is attached hereto as Exhibit 10.1. Except as described above, all other information in the Prior 8-K remains unchanged.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Patent Sale Agreement (incorporated by reference to Exhibit 10.1 to the report on Form 8-K filed by the Company on January 31, 2022) including Exhibit A thereto and Exhibit B-1 thereto
99.1	BlackBerry Limited press release dated January 31, 2022 (incorporated by reference to Exhibit 99.1 to the report on Form 8-K filed by the Company on January 31, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or redacted in accordance with Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish supplementally a copy of all omitted or redacted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	February 3, 2022	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer